PURETECH HEALTH PLC PERFORMANCE SHARE PLAN 2023 1. Establishment, Purpose and Types of Awards Puretech Health plc, a public limited company incorporated under English law (the “Company”), hereby establishes the PURETECH HEALTH PLC PERFORMANCE SHARE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key individuals with incentives to improve shareholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the necessary talent. The Plan permits the granting of share options (including incentive share options qualifying under Code section 422 and nonstatutory share options), share appreciation rights, restricted or unrestricted share awards, restricted share units, performance awards, other share-based awards, or any combination of the foregoing. 2. Definitions Under this Plan, except where the context otherwise indicates, the following definitions apply: (a) “Administrator” means the remuneration committee of the Board or a committee(s) or officer(s) appointed by the remuneration committee that have authority to administer the Plan as provided in Section 3 hereof, provided that in relation to any director of the Company or any amendment to the Plan, the Administrator shall be the remuneration committee. (b) "Adoption Date" means the date on which the Plan is approved by shareholders in general meeting being 13 June 2023. (c) “Affiliate” means any entity, whether now or hereafter existing, which is a Subsidiary of the Company (as defined in section 1159 Companies Act 2006). (d) “Award” means any share option, share appreciation right, share award, restricted share unit award, performance award, or other share-based award granted under the Plan. (e) “Board” means the Board of Directors of the Company. (f) "Cause" has the meaning ascribed to such term or words of similar import in the grantee's written employment or service contract with the Company or Affiliate as in effect at the time of issue and, in the absence of such agreement or definition means the grantee's (i) material failure to perform his duties to the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness) that would reasonably be expected to result in material injury to the Company and/or any Affiliate; (ii) failure to comply with any material, valid and legal directive of the grantee's supervisor or of the Board; (iii) engagement in dishonesty, illegal conduct or misconduct, which is, in each case, materially injurious to the Company and/or any Affiliate; (iv) embezzlement, or misappropriation of funds or property of the Company or any Affiliate (other than occasional and de minimis use of Company or Affiliate property for personal purposes), in each case related to the grantee’s service with the Company or Affiliate; (v) conviction of or plea of guilty or nolo contendere to a crime that constitutes (A) a felony (or state law equivalent), or a crime that constitutes (B) a misdemeanor involving moral turpitude or fraud that would reasonably be expected to result in material injury or reputational harm to the Company and/or any Affiliate; (vi) material violation of a material written policy of the Company or any Affiliate; (vii) willful unauthorized disclosure of confidential information of the Company or any Affiliate; or (viii) material breach of any material obligation under any other written agreement between the grantee and the Company and/or any Affiliate which is likely to be materially injurious to the Company and/or any Affiliate; provided, that Cause shall not include any matter otherwise falling within sub-paragraphs (i), (ii), (vi) or (viii) of the above definition unless the grantee shall have been given during the term of his or her employment thirty (30) days from the Exhibit 4.2

- 2 - delivery of written notice by the Company within which to cure any acts, failures, breaches or refusal within those sub-paragraphs, except for an act, failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured. (g) “Control” has the meaning given in section 1124 Corporation Taxes Act 2010 and “Control” shall be construed accordingly. (h) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. (i) "Dealing Restrictions" means any restrictions imposed by the Company's share dealing code, the Listing Rules published by the United Kingdom Financial Conduct Authority, UK MAR and/or such other laws or regulations that impose restrictions on share dealing. (j) "Dividend Equivalent" means an amount equal to the net amount of any dividend paid in respect of Shares during the period over which Shares Vest. (k) "Executive Directors" means the executive directors of the Company; (l) “Fair Market Value” means, with respect to the Shares, as of any date: (i) if the principal market for the Shares (as determined by the Board if the Shares are listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share for the regular market session on that date on the principal exchange or market on which the Shares are then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day for which a sale was reported; (ii) if the principal market for the Shares is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Shares on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day for which prices were reported; or (iii) if the Shares are neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Board in good faith by the reasonable application of a reasonable valuation method. (m) “Grant Agreement” means a written document, in the terms of a deed between the Company, the employing company (if different) and the grantee to whom the Award is granted and in a form determined by the Administrator which effects the grant of the Award and which sets out the terms and conditions of the Award and which shall incorporate the terms of the Plan. (n) "Gross Misconduct” means the grantee's (i) material failure to perform his duties to the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness) that would reasonably be expected to result in material injury to the Company and/or any Affiliate; (ii) engagement in dishonesty, illegal conduct or misconduct, which is, in each case, materially injurious to the Company and/or any Affiliate; (iii) embezzlement, or misappropriation of funds or property of the Company or any Affiliate (other than occasional and de minimis use of Company or Affiliate property for personal purposes), in each case related to the grantee’s service with the Company or Affiliate; (iv) conviction of or plea of guilty or nolo contendere to a crime that constitutes (A) a felony (or state law equivalent), or a crime that constitutes (B) a misdemeanor involving moral turpitude or fraud that would reasonably be expected to result in material injury or reputational harm to the Company and/or any Affiliate; (v) willful unauthorized disclosure of confidential information of the Company or any Affiliate; or (vi) material breach of any material obligation under any other written agreement between the grantee and the Company and/or any Affiliate which is likely to be materially injurious to the Company and/or any Affiliate; provided, however, that Gross Misconduct shall not be deemed to have

- 3 - occurred unless the grantee shall have been given during the term of his or her employment thirty (30) days from the delivery of written notice by the Company within which to cure any acts constituting Gross Misconduct, except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured. (o) "Group" means the Company and its Affiliates and "Group Company" shall be construed accordingly. (p) “Option Exercise Period” means the period commencing on the date of Vesting of an Option and ending on the day before the tenth anniversary of grant or such earlier date as may be specified by the Administrator at the date of grant and stated in the Grant Agreement. (q) “Performance Condition” means any performance condition imposed in relation to an Award pursuant to Section 7(a)(iii) of the Plan and “Performance Period” means the period over which such Performance Condition is measured. (r) "Policy" means the Company's directors' remuneration policy that has most recently been approved by the Company's shareholders; (s) "Section 409A" means Code section 409A and the Treasury regulations and other official guidance thereunder. (t) “Share” or “Shares” means a share or shares of the Company’s ordinary share capital. (u) “Termination Date” means the day immediately preceding the fifth anniversary of the Adoption Date. (v) "UK MAR" means the retained EU law version of the EU market abuse regulation 596/2014 which applies in the UK from time to time. (w) “Vesting” means, in relation to an option, the option becoming exercisable and in relation to any other Award, the Grantee becoming entitled to have the Shares (or cash, as the case may be) transferred to him subject to the Plan. 3. Administration (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable law, the Board by resolution may authorize an officer or officers to grant Awards to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrators provided that any Award to be granted to an Executive Director shall be approved by a Committee comprising non-executive directors of the Company. (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to do any of the following but only to the extent not inconsistent with the terms of the Plan: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate including Performance Conditions; (v) subject to Section 10(e) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards; provided, however, that, except as otherwise permitted

- 4 - under Section 10(c) of the Plan, any modification, amendment, extension, renewal or substitution that would materially adversely affect any outstanding Award shall not be made without the consent of the holder, but if any of the foregoing actions results in a change in the tax consequences with respect to an Award such change shall not be considered to materially adversely affect the Award; and (vi) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans provided that the terms, rules and regulations of the sub-plans are not inconsistent with the terms of the Plan. The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect. (c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. (d) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its shareholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest. (e) Determination of terms of Awards to Executive Directors. When determining the terms of any proposed Award to an Executive Director, the Administrator shall have regard to the current directors' remuneration policy as described in the Company's Report and Accounts. 4. Limits on Shares available under the Plan (a) Overall Plan Limits (i) No Award may be granted on any date if, as a result, the number of Shares issued or capable of being issued in respect of Awards granted under the Plan or awards granted under any other share plan operated by the Company, in each case granted during the five year period beginning on the Adoption Date, would exceed 10 per cent of the Company's Shares in issue immediately before that date. (ii) For the purposes of this section 4(a): (A) Awards granted after the Adoption Date and which subsequently lapse or are released during the five year period beginning on the Adoption Date shall not be counted;

- 5 - (B) references to any issue or prospective issue of Shares by the Company shall include a transfer of Treasury Shares but only for so long as (and to the extent that) the guidelines issued by the Association of British Insurers for share incentive schemes specify that Treasury Shares should be so included; and (C) whether an individual is a senior manager or senior service provider shall be determined by the Administrator acting reasonably. (iii) Notwithstanding (i) above, no more than an aggregate of 22,724,800 Shares may be issued pursuant to incentive share options intended to qualify under Code section 422. (b) Individual Limit The maximum total Market Value of Shares in respect of which an Award may be granted to a grantee in any financial year of the Company shall be 400 per cent. (or, in the case of the Chief Executive Officer of the Company, 600 per cent.) of his annual base salary (excluding benefits in kind) for that financial year (or for the preceding financial year, if greater). Base salary in a currency other than sterling will be converted into sterling by using any rate of exchange which the Administrator may reasonably select. An Award may be granted in excess of this limit if circumstances arise which the Administrator deems sufficiently exceptional to justify it which may include, without limitation, an Award to an individual who is a new hire in the financial year in question. Notwithstanding the foregoing, any Award to an executive director of the Company shall be consistent with the limits in the Policy. For these purposes, Market Value in respect of a Share on any date means the value equal to the closing middle market quotation of that Share as derived from the Daily Official List of the London Stock Exchange plc for the dealing day immediately preceding that date or, if the Administrator so determines, the average of such closing middle market quotation of a Share for the three dealing days immediately preceding that date. (c) Effect of limits Any Award shall be limited and take effect so that the limits in this section 4 are complied with. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of Shares, or is forfeited or otherwise terminated, surrendered or canceled as to any Shares, or if any Shares are repurchased by or surrendered to the Company in connection with any Award, or if any Shares are withheld by the Company, the Shares subject to such Award and the repurchased, surrendered and withheld Shares shall thereafter be available for further Awards under the Plan. 5. Participation Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

- 6 - 6. Timing of Awards Awards may only be granted within 42 days starting on any of the following: (a) the date of shareholder approval of the Plan; (b) the day after the announcement of the Company's results for any period; (c) any day on which the Administrator resolves that exceptional circumstances exist which justify the grant of Awards, which may include, without limitation, a day on which the Administrator determines that it would be appropriate to make an award to an individual who is a new hire since the last period within section 6(a) or (b) above closed; (d) any day on which changes to legislation or regulations affecting share plans are announced, effected or made; or (e) the date of the lifting of Dealing Restrictions which prevented the granting of Awards during any period specified above. Awards may not be granted at any time after the Termination Date. 7. Awards (a) General (i) The Administrator shall, in its sole discretion, determine the terms of all Awards granted under the Plan. Awards may be granted individually or together with other types of Award, concurrently with or with respect to outstanding Awards. (ii) Awards are subject to the rules of the Plan. An Award must be granted by a Grant Agreement which shall state (1) the type of Award which is thereby granted; (2) the date on which the Award is granted; (3) the number of Shares subject to the Award or the basis on which the number of Shares subject to the Award will be calculated; (4) any Performance Condition; (5) any other condition specified under Section 7(a)(iv); (6) the date of Vesting (which shall not be later than the day before the tenth anniversary of grant); (7) whether the participant is entitled to receive any Dividend Equivalent; (8) if relevant, the price at which the Shares may be acquired pursuant to the Award and (9) the terms of any recovery and withholding provisions imposed pursuant to section 7(f). (iii) The Vesting of an Award may (and shall in the case of grantees who are Executive Directors) be conditional upon the satisfaction of one or more conditions linked to performance. A Performance Condition must be specified at the date of grant of the Award. The Administrator may waive or change a Performance Condition in accordance with its terms or if anything happens which causes the Administrator reasonably to consider it appropriate to do so, provided that any amended Performance Condition will represent a fairer measure of performance and will be no more difficult nor easy to satisfy than the original Performance Condition but for the event in question. (iv) The Administrator may impose other conditions when granting an Award. Any condition must be specified at the Award Date and may provide that an Award will lapse if it is not satisfied. The Administrator may waive or, provided it is not to the grantee's detriment, change a condition imposed under this Section 7(a)(iv). (v) A grantee is not required to pay for the grant of an Award. (vi) The Administrator may agree with the trustee of any trust set up for the benefit of grantees that any Award granted by the Administrator shall be satisfied by the trustee of such trust. (b) Types of Award

- 7 - Awards granted under the Plan may take any of the following forms: (i) Share Options. The Administrator may from time to time grant to eligible participants Awards of US incentive share options as that term is defined in Code section 422 or nonstatutory or non-approved share options; provided, however, that Awards of US incentive share options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive share options under the provisions of Code section 422. Options intended to qualify as incentive share options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonstatutory or non- approved share options may be granted with an exercise price less than Fair Market Value if drafted in a manner intended to comply with Section 409A (if the Code will be applicable to that option). No share option shall be an incentive share option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such share option. (ii) Share Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Share Appreciation Rights (“SAR”). A SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the base price per share specified in the Grant Agreement, times (ii) the number of Shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem share option Award to which the SAR is related. No SAR shall have a term longer than ten years’ duration. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Shares or cash, or any combination of Shares and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Shares, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Shares on the exercise date. No fractional Shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated. (iii) Share Awards. The Administrator may from time to time grant restricted or unrestricted share Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A share Award may be paid in Shares, in cash, or in a combination of Shares and cash, as determined in the sole discretion of the Administrator. (iv) Restricted Share Units. The Administrator may from time to time grant Awards to eligible participants denominated in share-equivalent units or restricted share units in such amounts and on such terms and conditions as it shall determine. Share equivalent or restricted share units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of share-equivalent or restricted share units may be settled in Shares, in cash, or in a combination of Shares and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a shareholder with respect to any Shares represented by a share-equivalent or restricted share unit solely as a result of the grant of a share- equivalent or restricted share unit to the grantee. (v) Other Share-Based Awards. The Administrator may from time to time grant other share-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other share-based awards may be denominated in cash, in Shares or other securities, in share-equivalent units, in share appreciation units, in securities or debentures convertible into Shares, or in any combination of the foregoing and may be paid in Shares or other securities, in

- 8 - cash, or in a combination of Shares or other securities and cash, all as determined in the sole discretion of the Administrator. (c) Vesting of Awards (i) Testing of Performance Conditions. As soon as reasonably practicable after the end of the Performance Period, the Administrator will determine whether and to what extent any Performance Condition or other condition imposed under Section 7(a)(iv) has been satisfied or waived and how many Shares will accordingly Vest for each Award, subject to any adjustment pursuant to Section 7(c)(ii) below. (ii) Reduction of Awards. In determining the extent to which a Performance Condition has been satisfied or at any other time before an Award Vests, the Administrator may reduce (including to nil) the extent to which an Award would otherwise Vest (based on the formulaic application of a Performance Condition or otherwise) to reflect such circumstances as the Administrator may in its absolute discretion, determine, including (without limitation), the underlying performance of the Group or the participant, share price performance or the experience of shareholders over the Vesting period or other circumstances that were unexpected or unforeseen at the grant date of the Award. (iii) Timing of Vesting - Award not subject to Performance Condition. Where an Award is not subject to a Performance Condition, then subject to Sections 7(a)(iv), 8 and 9, an Award Vests on the date of Vesting specified at the time of grant of the Award or, if on that date a Dealing Restriction applies to that Award, the first date on which it ceases to apply. (iv) Timing of Vesting - Award subject to Performance Condition. Where an Award is subject to a Performance Condition, then subject to Rules 7(a)(iv), 8 and 9, an Award Vests, to the extent to which the Performance Condition has been satisfied (but subject to any adjustment pursuant to Section 7(c)(ii) above), on the date on which the Administrator makes its determination under Sections 7(c)(i) or, if on that date a Dealing Restriction applies to that Award, the first date on which it ceases to apply. (v) Dividend Equivalents. An award may include the right to a Dividend Equivalent (which may be paid in cash or Shares) (at the determination of the Administrator). Dividend Equivalents shall only be payable in respect of Shares which Vest and shall be paid at the time at which the Vested Award is satisfied. (d) Lapse To the extent that any Award does not Vest, it shall forthwith lapse on the date on which and to the extent to which it is no longer capable of Vesting. Where an Award lapses, the grantee shall cease to have any rights in respect of it. (e) Consequences of Vesting (i) Awards other than options. As soon as reasonably practicable after Vesting but in any event within 30 days of Vesting, the Company will use reasonable endeavours to arrange (subject to sections 10(a) and (h)) for the issue or transfer (including a transfer from treasury) to or to the order of the grantee of the number of Shares in respect of which the Award has Vested. (ii) Options (A) A grantee may exercise his option at any time during the Option Exercise Period (unless it lapses pursuant to Sections 8 or 9) following Vesting by giving notice in the prescribed form to the Company and paying the option exercise price (if any). The option will lapse at the end of the Option Exercise Period to the extent not then exercised.

- 9 - (B) As soon as reasonably practicable following exercise of an option (but subject to Sections 10(a) and (h), but in any event within 30 days of the date on which the option is exercised, the Company will use reasonable endeavours to arrange for Shares to be transferred to or issued to, or to the order of, the participant. (C) If an option Vests under more than one provision of the rules of the Plan, the provision resulting in the earliest Vesting applies. (iii) Share rights. (A) Subject to the terms upon which any restricted share awards are granted, Shares transferred or issued on Vesting or (as the case may be) exercise of Award shall rank pari passu in all respects with the Company's existing Shares, save that they shall not carry the right to dividends or other distributions declared or recommended the record date for which falls prior to the date when the Award Vested or, in the case of an option, was exercised. (B) If and so long as the Shares are listed and traded on a public market, the Company will apply for listing of any Shares issued under the Plan as soon as practicable. (f) Recovery and withholding (i) Applicability of recovery and withholding provisions Awards may be granted on terms that the Administrator may, at any time in the period of three years following Vesting of the Award (or such shorter period as the Administrator may determine) ("Recovery Period") decide that the grantee to whom an Award was granted shall be obliged to repay an amount determined in accordance with Section 7(f)(ii). if the Administrator reasonably determines that any of the following circumstances apply: (A) discovery of a material misstatement in the audited consolidated accounts of the Company or the audited accounts of any Affiliate; (B) the assessment of any Performance Condition and/or any other condition imposed in respect of an Award was based on an , or inaccurate or misleading information or assumptions; (C) action or conduct of the participant prior to the date of Vesting of the Award which, in the reasonable opinion of the Administrator amounts to fraud or gross misconduct or has had a materially detrimental effect on the reputation of the Company or any Affiliate and which in either case would have entitled the Company or any Affiliate to dismiss the grantee for Gross Misconduct. (D) a material failure of risk management or any serious reputational damage to any Group Company or business unit during the Recovery Period; and/or (E) corporate failure of any Group Company or relevant business unit during the Recovery Period. For the avoidance of doubt, any reduction under this Section 7(f) may be applied on an individual basis as determined by the Administrator. (ii) Amount subject to recovery and withholding The Administrator shall determine the amount which a grantee is obliged to repay in accordance with Section 7(f)(i) which shall be (i) in the case of (A) and (B) above, all or part of the additional value of which the Administrator considers would not have Vested under the Award had the misstatement not been made and/or had the Performance Condition been assessed on a correct basis, or in the case of

- 10 - (C) all or part of the value of the Award which would not have Vested had the employment been terminated in accordance with such misconduct, or in the case of (D) or (E) such amount as the Administrator considers appropriate taking into account the event(s) which have occurred, provided that the Administrator may determine that the amount which shall be repaid shall take into account any tax or social security contributions incurred by the grantee in relation to the Vesting of the Award and/or on subsequent sale of the Shares acquired. (iii) Satisfaction of recovery and withholding The Administrator may determine that the grantee's obligation to repay amounts pursuant to Section 7(f) shall be satisfied at any time following the determination under Section 7(f)(ii) in one or more of the following ways: (A) reduction of the number of Shares subject to any subsisting Award granted under the Plan or any subsisting award granted under any other share plan or share award agreement notwithstanding the extent to which any performance condition and/or any other condition imposed on such Award and/or other award (as relevant) has been satisfied; (B) reduction of any future bonus which would otherwise be payable to the grantee; (C) payment of any amount by the grantee on such terms as the Administrator may direct (including but without limitation to, on terms that the relevant amount is to be deducted from the grantee’s salary or from any other payment to made to the grantee by the Company or any Affiliate). (iv) Reduction in Awards to give effect to recovery and withholding in other plans The Administrator may decide at any time to reduce the number of Shares subject to an Award (including, if appropriate, reducing to zero) to give effect to recovery and withholding provisions of any form and/or name contained in any incentive plan or any bonus plan operated by the Company. The value of the reduction shall be in accordance with the terms of the relevant provisions of the relevant plan or, in the absence of any such term, on such basis as the Administrator and reasonably decides is appropriate. 8. Leavers (a) General (i) Unless Section 8(b) applies, an Award which has not Vested will lapse on the date on which the grantee ceases to be an employee, officer or director of, or to provide services to the Company or any Affiliate ("Cessation"). (ii) An Award which has Vested on the date of Cessation may be retained or exercised (as the case may be) by the grantee subject to and in accordance with the terms of the Plan save that if an employee or officer or director is dismissed for Cause: (A) all Vested but not yet exercised options shall also forthwith lapse on Cessation; and (B) all types of Vested Award shall be subject to such recovery and withholding provisions as the Administrator considers appropriate and which shall be set out in the relevant Grant Agreement. (b) Good leavers If the Cessation is as a result of: (i) the grantee's death or disability;

- 11 - (ii) the grantee's service being terminated by the Company or any Affiliate without Cause; or (iii) any other reason determined by the Administrator (subject to such determination not resulting in the relevant Award terms breaching Section 409A) before the date on which the Award Vests, then such Award shall not lapse but, subject to this Section 8 and Section 9 shall continue in force and Vest as if the Cessation had not occurred, subject to any terms specified in the Grant Agreement, unless (and subject to such determination not breaching Section 409A) the Administrator determines that the Award may Vest in such circumstances on the date of Cessation. (c) Number of Shares Vesting Where Section 8(b) applies, the number of Shares in respect of which an Award shall Vest shall be determined as follows: (i) the Administrator shall determine (in its reasonable opinion where the Performance Condition is determined before the normal Vesting date) the extent to which any Performance Condition applicable to that Award has been satisfied at the time of Vesting; and (ii) the resulting number of Shares so calculated shall then be reduced on a pro rata basis based on the number of days from beginning of the Performance Period applicable to that Award (or, where there is no Performance Period, the date of grant of the Award) until Cessation pro- rata to the original Performance Period (or, where there is no Performance Period, the original Vesting period applicable to the Award), and the resulting figure, rounded up to the nearest whole number of Shares shall be the number of Shares which Vest, provided that the Administrator may in its discretion determine that exceptional circumstances exist which justify Vesting to a greater extent than the pro-rating referred to in this section 8(c)(ii) would allow, and provided further that if a Cessation has occurred but before Vesting of the Award has occurred in accordance with section 8(b), a Specified Event occurs, the extent to which the Award Vests shall be the number calculated in accordance with section 9(a)(ii)(A)(a)or the proviso to section 9(a)(ii)(A) (as the case may be) as reduced by the pro-rating referred to in section 8(c)(ii) above). (d) Time period for exercise of option Where an option Vests in accordance with Section 8(b), or has already Vested at the date of Cessation, subject to Section 9 it may be exercised during the period of 6 months beginning on the date of Vesting (or such other period specified by the Administrator in the Grant Agreement or within 30 days of Cessation), but no later than the last day of the Option Exercise Period and to the extent not so exercised, shall lapse. (e) Meaning of Cessation Any reference to a Cessation in this Section 8 will not include a Cessation where the grantee ceases to be employed by, or to be an officer or director of, or to provide services to, the Company or any Affiliate (as the case may be) and immediately commences to be employed by, or to be an officer or director of or to provide services to the Company or any other Affiliate (as the case may be). In respect of any payments under an Award that are payments of deferred compensation subject to Section 409A, Cessation shall mean the grantee's "separation from service" as defined in Section 409A, if necessary to comply with Section 409A.

- 12 - 9. Change of Control and other corporate events (a) Change of control, compromise or arrangement and winding up (i) Specified events In respect of any Award that has not lapsed, if one of the following events ("Specified Events") occurs, then such Award shall Vest on such Specified Event subject to and as specified in this Section 9(a). (A) any person (or group of persons acting in concert) obtains Control of the Company as a result of making a general offer to acquire Shares; (B) any person becomes bound or entitled to acquire Shares under sections 979 to 982 (inclusive) of the Companies Act 2006; (C) the court sanctions a compromise or arrangement in relation to the Company pursuant to section 899 of the Companies Act 2006 in connection with or for the purposes of a change in Control of the Company; or (D) the Company gives notice of a general meeting at which a resolution is to be proposed for the voluntary winding up of the Company. Notwithstanding the foregoing, the Administrator may specify a different definition of change of Control or Specified Event in the Grant Agreement if necessary or advisable to comply with Section 409A, provided that any such different definition shall as closely as is possible follow the relevant definition of "Specified Event" above. (ii) Extent to which Award Vests (A) The extent to which an Award Vests upon the Specified Event shall be determined as follows: (a) the Administrator shall determine the extent to which, in its reasonable opinion, the Performance Condition applicable to that Award has been satisfied at that time and shall calculate the number of Shares in respect of which the Award would be capable of Vesting accordingly; and (b) unless the Administrator determines not to apply such pro-rating and to allow Vesting to a greater extent, the resulting number of Shares so calculated shall then be reduced on a pro rata basis based on the number of days from the beginning of the Performance Period applicable to that Award (or, where there is no Performance Period, the date of grant of the Award) until the date of the Specified Event pro rata to the Performance Period (or, where there is no Performance Period, the original Vesting period applicable to that Award) and the resulting figure, rounded up to the nearest whole number of Shares shall be the number of Shares in respect of which the Award shall vest To the extent that the Award does not Vest in accordance with this Section 9(a)(ii), and subject to Sections 9(a)(iii) to (v) below, the Award shall forthwith lapse on the occurrence of the Specified Event. (iii) Mandatory exchange of Awards Notwithstanding Section 9(a)(i), if an event within Section 9(a)(i) will result in another company acquiring Control of the Company and such other company agrees to offer replacement share

- 13 - awards, the Administrator may determine, if in its absolute discretion it is satisfied that the circumstances are exceptional, that it is not appropriate on the occurrence of such event for any part of the outstanding Awards to Vest and that instead outstanding Awards shall be released in consideration of the award of replacement options over shares or share awards in the acquiring company subject to and in compliance with Code sections 409A and 424. (iv) Exchange of Awards If the Specified Event is one referred to in Section 9(a)(i)(A) to (C), the Administrator may within the appropriate period and with the agreement of any company that obtains Control of the Company and with the agreement of the grantee and subject to and in compliance with Code sections 409A and 424, vary the terms of the Award made to the grantee or facilitate the exchange of the Award for a new award made by the acquiring company which may operate over shares in the acquiring company. In this section 9(a)(iv), "appropriate period" means: (A) where the Specified Event is one within section 9(a)(i)(A) or (B), the period specified in section 9(a)(v)(A) or (B) respectively; (B) where the Specified Event is one within section 9(a)(i)(C), the period of six months beginning with the time when the Court sanctions the scheme of arrangement. (v) Period for exercise In the case of an Award which is in the form of an option, where a Specified Event occurs any outstanding Option must be exercised (if at all): (A) where the event in question is within section 9(a)(i)(A) and where section 9(a)(i)(B) does not apply, within the period beginning on the date on which the grantee receives notification of the offer from the Board and ending 30 days after the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made is satisfied (provided that any exercise prior to the other person(s) obtaining Control shall take effect immediately prior to that other person actually obtaining Control); (B) where the event in question is within section 9(a)(i)(B), within the period during which the person remains so bound or entitled; (C) where the event in question is within section 9(a)(i)(C), during the period which starts on the date on which the Court sanctions the compromise, or arrangement and ends six months later or, if earlier, on the day immediately preceding the date upon which the compromise or arrangement becomes effective; (D) where the event in question is within section 9(a)(i)(D), at any time prior to the commencement of such winding up (any such exercise to take effect immediately prior to the commencement of the winding up) and to the extent not so exercised the Option shall lapse. (b) Demergers, reconstructions and other corporate events On the occurrence of any demerger, reorganisation, reconstruction or amalgamation, distribution or other transaction of the Company, which in the reasonable opinion of the Administrator may affect the value of any Award, the Administrator may vary or alter in any manner which it considers appropriate the terms of any Award to prevent enlargement or diminution of the grantee's rights or benefits under the Award.

- 14 - Such alteration may include (without limitation), amending the Performance Condition, the terms on which an Award Vests (and may provide for immediate Vesting on such event) and altering the terms of an Award such that the Award is over shares in another company, subject to and in compliance with Section 409A, or terminating and paying out the Award pursuant to Treasury Regulation section 1.409A- 3(j)(4). 10. Miscellaneous (a) Taxes. It shall be a term of the grant of any Awards that the grantee and holder of the Award shall indemnify the Company and each Affiliate in respect of, and shall be liable to pay to the Company or the Affiliate, or otherwise make provision satisfactory to the Administrator for payment of, any taxes (including social security or similar contributions (including, if the Administrator determines at the date of grant of the Award and as permitted by law, employers' social security or similar contributions)) which the Company or any Affiliate is required to withhold and/or account for to any taxation authority in respect of Awards under the Plan and such payment or provision shall be made no later than the date of the event creating such tax liability. Without prejudice to the generality of the foregoing, the Company or its Affiliate may, to the extent permitted by law: (i) deduct an amount equal to any such tax liabilities from any payment of any kind otherwise due to the grantee or holder of an Award; (ii) withhold and sell such number of Shares to which the grantee would otherwise become entitled on vesting or exercise of the Award as will provide the Company with an amount (after tax) equal to the amount of such tax and social security contributions for which it or any Affiliate is obliged to withhold or account; (iii) withhold Shares otherwise issued or issuable to the grantee on Vesting of the Award with a Fair Market Value equal to the amount of such tax liabilities; and/or (iv) if the Shares are then listed for trading on a public market, permit the grantee to enter into a “same day sale” commitment with a broker whereby the grantee irrevocably elects to sell a portion of the Shares to be delivered under this Agreement to satisfy such tax liabilities and whereby the broker irrevocably commits to forward the proceeds necessary to satisfy such tax liabilities directly to the Company. In the event that payment to the Company or its Affiliate of such tax liabilities is made in Shares, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation. For the avoidance of doubt, the Administrator may specify in relation to any particular Award (to the extent permitted by law) that the social security contributions which the grantee is liable to pay shall include employer contributions as well as employee contributions. (b) Transferability. No Award granted under the Plan shall be transferred, assigned, pledged, charged, or otherwise disposed of by a grantee to any person otherwise than by will or the laws of descent and distribution on death. Any purported transfer, assignment, pledge, charge or disposal shall cause the Award to lapse immediately. An Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative. (c) Adjustments for Corporate Transactions and Other Events. (i)Variation of Share Capital. In the event of any increase or variation of the share capital of the Company by way of capitalization, rights issue, sub-division, consolidation, reduction of shares or otherwise, the Administrator shall make such adjustment to (A) the maximum number of shares of such Shares as to which Awards may be granted under this Plan, as provided in Section 4 of the

- 15 - Plan, and the limits thereunder and (B) the description and/or number of shares covered by and the exercise price and other terms of outstanding Awards, as it may determine in its absolute discretion to be appropriate provided that no adjustment shall result in the shares being issued at less than nominal value unless and to the extent that the Board is authorised to capitalize from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares to be allotted on exercise exceeds the price at which the shares may be subscribed, and to apply that sum in paying up such amount on the shares. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional amounts that arise with respect to outstanding Awards as a result of the variation of share capital. (d) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or shares of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted. (e) Amendment to the Plan. (i) General. Subject to this Section the Administrator may by resolution at any time and from time to time make any alteration to the Plan which it thinks fit. (ii) Shareholder approval. The following provisions of the Plan cannot be amended to the advantage of grantees or potential grantees without the prior approval of the shareholders of the Company in general meeting except that minor amendments can be made without shareholder approval if they are to benefit the administration of the Plan or are amendments to take account of a change in legislation or statutory regulations or are to obtain or maintain favourable tax, exchange control or regulatory treatment for grantees in the Plan or for the Company or any Affiliate: (A) the basis for determining an eligible person's entitlement (or otherwise) to be granted an Award and/or to acquire Shares on Vesting of an Award; (B) the persons to whom an Award may be granted; (C) the limit on the aggregate number of Shares over which Awards may be granted under the Plan, including the limit under Section 4(a)(iv); (D) the individual participation limit in Section 4(b); (E) the adjustment of Awards pursuant to section 10(c); and (F) this section 10(e)(ii). (iii) Alterations which adversely affect grantees. No alteration may be made which would materially increase the liability of any grantee or which would materially decrease the value of any grantee's subsisting rights attached to any outstanding Award without in each case that grantee's prior written consent.

- 16 - (f) Termination of the Plan. The Board may terminate the Plan at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. (g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan. This Plan shall not form part of the contract of employment of any individual who participates in it. The rights and obligations of any individual under the terms of his office or employment with any Company participating in the Plan shall not be affected by his participation in the Plan or any right which he may have to participate in it. An individual who participates in the Plan shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever (including unfair or wrongful dismissal) insofar as those rights arise or may arise from his ceasing to have rights under or to be entitled to exercise any Award or to be entitled to under the Plan as a result of such termination. No such participation, rights or benefits shall be taken into account for the purposes of calculating the amount of benefits payable to any pension fund. Awards granted pursuant to the Plan shall not constitute any representation or warranty that any benefit will accrue to any individual to whom such Award is granted. (h) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Shares under the Plan, or exercise of Awards under the Plan, is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or foreign securities laws, or may breach any Dealing Restriction, the right to exercise an Award or receive Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful or such Dealing Restriction ceases to apply, subject to and in compliance with Section 409A. If an option may expire while a Dealing Restriction applies, the Administrator may, subject to applicable laws, provide for an automatic exercise of the option immediately before expiration. If at any time the Administrator determines that the delivery of Shares under the Plan would or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Shares under federal, state or foreign laws. The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Shares so acquired in violation of federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Shares in compliance with applicable federal, state or foreign securities laws. The stock certificates for any Shares issued pursuant to this Plan may bear a legend restricting transferability of the Shares unless such shares are registered or (if relevant) an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws. Any transfer or issue of Shares pursuant to the Plan shall be subject to any necessary consent from any competent authority and to the terms of such consent. (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive

- 17 - payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company. (j) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of England and the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with the Plan. Any proceedings suit or action arising out of the Plan shall be brought in such courts. (k) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B). Should any provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan be found not to be outside the scope of, comply with, or otherwise be exempt from, the provisions of Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement would otherwise constitute deferred compensation within the meaning of Section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision. The following rules shall apply to Awards subject to Section 409A: (i) Cessation of service or “termination of employment,” or words of similar import, for purposes of any payments under an Award that are payments of deferred compensation subject to Section 409A, shall mean the grantee’s “separation from service” as defined in Section 409A, to the extent required to comply with Section 409A. (ii) For purposes of Section 409A, the right to a series of installment payments shall be treated as a right to a series of separate payments. (iii) If payment of an Award arises on a ccount of the grantee’s separation from service while the grantee is a “specified employee” (as defined under Section 409A), then if necessary to comply with Section 409A, any payment that would be considered “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)) that is scheduled to be paid within six (6) months after such separation from service shall accrue without interest and shall be paid within 15 days after the end of the six-month period beginning on the date of such separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the grantee’s estate following the grantee’s death. (l) Data Protection. The personal date of any grantee or participant will be processed in accordance with the Group's data protection policy as notified to grantees. By participating in the Plan, each grantee consents to the holding and processing of their personal data for all purposes relating to the operation of the Plan. These include, but are not limited to: (i) administering and maintaining grantee records;

- 18 - (ii) providing information to the Company and its Affiliates, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan; (iii) providing information to future purchasers or merger partners of the Company, the grantee's employing company, or the business in which the grantee works; and (iv) transferring information about the grantee to a country or territory that may not provide the same statutory protection for the information as the grantee's home country. (m) Duration of the Plan and Termination. The Plan is effective from the Adoption Date. No Award shall be granted under the Plan after the close of business on the Termination Date. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

PLAN APPROVAL Date Approved by the Shareholders: 13 June 2023 Date Approved by the Board in implementation of the Shareholder Resolution: 25 July 2023

APPENDIX A - PROVISIONS FOR CALIFORNIA RESIDENTS With respect to Awards granted to California residents prior to a public offering of shares of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, and only to the extent required by applicable law, the following provisions shall apply notwithstanding anything in the Plan or a Grant Agreement to the contrary: 1. With respect to any Award granted in the form of a share option pursuant to Section 6(a) of the Plan: (a) The exercise period shall be no more than 120 months from the date the option is granted. (b) The options shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Grant Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701). (c) Unless employment is terminated for “cause” as defined by applicable law, the terms of the Plan or Grant Agreement, or a contract of employment, the right to exercise the option in the event of termination of employment, to the extent that the Award recipient is entitled to exercise on the date employment terminates, will continue until the earlier of the option expiration date, or: (1) At least 6 months from the date of termination if termination was caused by death or disability. (2) At least 30 days from the date of termination if termination was caused by other than death or disability. 2. With respect to an Award, granted pursuant to Section 6(c) of the Plan, that provides the Award recipient the right to purchase shares, the Award shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Grant Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701). 3. The Plan shall have a termination date of not more than 10 years from the date the Plan is adopted by the Board or the date the Plan is approved by the security holders, whichever is earlier. 4. Security holders representing a majority of the Company’s outstanding securities entitled to vote must approve the Plan by the later of (a) 12 months after the date the Plan is adopted or (b) 12 months after the granting of any Award to a resident of California. Any option exercised or any securities purchased before security holder approval is obtained must be rescinded if security holder approval is not obtained within the period described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained. 5. The Company will provide financial statements to each Award recipient annually during the period such individual has Awards outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Award recipients when the Plan complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701. 6. The Plan is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o), including without limitation any provision of this Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Board, be reformed to comply with the provisions of Section 25102(o). If at any time the Administrator determines that the delivery of Shares under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.